Exhibit 99.1

For further information:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Participate in the RBC Capital Markets
Financial Institutions Conference 2008

CHICAGO, September 11, 2008 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced its management team is scheduled to participate in a panel discussion, “Midwestern Banks: Navigating The Minefield,” at the RBC Capital Markets Financial Institutions Conference 2008 in Boston on September 16, 2008, at 2 p.m. Eastern Time.

A live webcast of the presentation will be available at the following address http://www.wsw.com/webcast/rbc92/panel6/.  Investors may also access the webcast of the presentation at the company’s website at http://www.pvtb.com during the conference and for 30 days following the conference.

Listeners should go to the website at least 15 minutes before the event to download and install any necessary audio software.  There is no charge to access the event.

About PrivateBancorp, Inc.

PrivateBancorp, Inc. is a growing diversified financial services company with 22 offices in nine states and approximately $7.5 billion in assets as of June 30, 2008. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and wealthy families.  To learn more, visit us at www.theprivatebank.com.

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